EXHIBIT 23.1



                            INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in the Registration Statement of Avondale Industries, Inc. on Form S-3 of our report dated January 19, 1996, included in the Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1995 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is incorporated by reference in this Registration Statement.

                                             /s/ DELOITTE & TOUCHE LLP

                                             Deloitte & Touche LLP


          New Orleans, Louisiana
          February 6, 1996